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EXHIBIT 11

                          BAY VIEW CAPITAL CORPORATION
               COMPUTATION OF NET ASSETS IN LIQUIDATION PER SHARE
                          AND PER SHARE EARNINGS (LOSS)

                                                         2002            2001             2000             1999            1998
                                                      ----------      ----------       ----------       ----------      ----------
                                                                    (Amounts in thousands, except per share amounts)

Net assets in liquidation per share:
  Net assets in liquidation                           $  410,064             N/A              N/A              N/A             N/A
  Net shares in liquidation outstanding                   63,747             N/A              N/A              N/A             N/A
                                                      ----------      ----------       ----------       ----------      ----------
  Net assets in liquidation per share                 $     6.43             N/A              N/A              N/A             N/A
                                                      ==========      ==========       ==========       ==========      ==========

Basic earnings (loss) per share:
  Net earnings (loss) available to
    common shareholders                                      N/A      $ (101,170)      $ (326,197)      $   28,964      $   22,719
  Weighted average shares outstanding                        N/A          50,873           32,634           21,169          20,035
                                                      ----------      ----------       ----------       ----------      ----------
  Basic earnings (loss) per share                            N/A      $    (1.99)      $   (10.00)      $     1.37      $     1.13
                                                      ==========      ==========       ==========       ==========      ==========

Diluted earnings (loss) per share:
  Net earnings (loss) available to
    common shareholders                                      N/A      $ (101,170)      $ (326,197)      $   28,964      $   22,719
  Weighted average shares outstanding                        N/A          50,873           32,634           21,169          20,035
  Dilutive potential common shares                           N/A              --               --              146             300
                                                      ----------      ----------       ----------       ----------      ----------
  Diluted weighted average shares
    outstanding                                              N/A          50,873           32,634           21,315          20,335
                                                      ----------      ----------       ----------       ----------      ----------
  Diluted earnings (loss) per share                          N/A      $    (1.99)      $   (10.00)      $     1.36      $     1.12
                                                      ==========      ==========       ==========       ==========      ==========